SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 01/31/2003
FILE NUMBER 811-3886
SERIES NO.: 8


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                         2,907
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                         1,442
              Class C                         3,446
              Class R                             9


74V.     1.   Net asset value per share (to nearest cent)
              Class A                       $10.88
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                       $10.55
              Class C                       $10.54
              Class R                       $10.88